UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 19, 2016

SUNERGY INC

(Exact name of registrant as specified in its charter)

NEVADA	000-52767	26-4828510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14362 N. FRANK LLOYD WRIGHT BLVD STE 1000 SCOTTSDALE, AZ	85260
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(480) 477-5010

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

1. Sunergy shipped its first diamond parcel for 2016 through the dealer’s license acquired from the government of Sierra Leone in late 2015. The parcel contained 61.56 carats of diamonds that were delivered to our buyer at a total price of $316,844.

2. As outlined in the release dated March 25, 2016, Sunergy has made payment for the geological study that has begun on the Diamondiferous property in Sierra Leone with the intent of securing the property and beginning mining operations during 2016 which may generate diamonds that can be sold to our buyer.

3. Sunergy is working on finalizing all items within its regulatory filing on Form 10-K that was due to be filed March 29, 2016 or April 14, 2016 under terms of the Notification of Late filing and is expeditiously working to finalize and file as soon as is possible.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNERGY INC

/s/ Garret Hale

Garret Hale

President and CEO

Date: April 19, 2016